UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2007

BROWN & BROWN, INC.

(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:    (386) 252-9601

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The information required by this Item 5.02(b) with respect to Jim W. Henderson's promotion from President to Vice Chairman is incorporated herein by reference to Item 5.02(c) below.

     (c)      On January 30, 2007, the Board of Directors (the "Board") of Brown & Brown, Inc. (the "Company") promoted Jim W. Henderson, currently the Company's President and Chief Operating Officer, to the position of Vice Chairman, and elected J. Powell Brown, currently the Company's Regional Executive Vice President responsible for certain wholesale brokerages and public entity operations, to the position of President.  Mr. Henderson will continue to serve as the Company's Chief Operating Officer.

     Mr. Brown, 39, has been a Regional Executive Vice President of the Company since 2002 and also serves as a director and in an executive capacity for certain of the Company's subsidiaries.  From 1998 to 2003, Mr. Brown served as Profit Center Leader of the Company's Orlando, Florida retail office.  Prior to that, he was a sales producer and then Marketing Manager in the Daytona Beach, Florida retail office from 1995 to 1998.  Mr. Brown will report to Mr. Henderson.

     Mr. Brown is the son of J. Hyatt Brown, the Company's current Chairman of the Board and Chief Executive Officer.  J. Hyatt Brown's compensation information for the 2006 fiscal year will be provided in the Company's 2007 proxy statement.

     Mr. Brown is currently party to a standard employment agreement with the Company that is substantially similar to the employment agreements of many of the Company's other executive officers.  Mr. Brown's employment agreement remains the same, and is not changing as result of his promotion.  As with the Company's other employees who have entered into similar standard employment agreements, the compensation paid to Mr. Brown under his employment agreement is equal to an amount agreed upon between the Company and Mr. Brown from time to time.  Mr. Brown's employment agreement may be terminated by either party.  In addition, his employment agreement prohibits him from directly or indirectly soliciting or accepting insurance business from the Company's clients for a period of three years following the voluntary or involuntary termination of his employment, and further prohibits him from soliciting the Company's employees to work for him or for any company in competition with the Company for a period of two years following the voluntary or involuntary termination of his employment.

Item 7.01	Regulation FD Disclosure.

     On January 30, 2007, the Company issued a press release announcing the initial implementation of its executive succession plan, as well as certain other information.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

     The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished herewith:

Exhibit No.                            Description

99.1                                         Press Release dated January 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown & Brown, Inc.
(Registrant)

Date: February 5, 2007	By: /s/ Laurel L. Grammig
Laurel L. Grammig
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 30, 2007.